Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Peptide Technologies, Inc. (the ‘Company’) on Form 10-Q for the period ending September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), I, Bruce Sellars, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	Peptide Technologies, Inc.

Date: October 29, 2019	By:	/s/ Bruce Sellars
Bruce Sellars
Chief Executive Officer (Principal Executive Officer)